EXHIBIT 4.1

Prologis, Inc.

Prologis, L.P.

Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934

At December 31, 2025, Prologis, Inc. (the “Parent”) and Prologis, L.P., meaning Prologis, L.P. and its consolidated subsidiaries (the “Operating Partnership” or “OP”), had four outstanding classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”): common stock, 3.000% Notes due 2026, 2.250% Notes due 2029 and 5.625% Notes due 2040. The 3.000% Notes due 2026 were redeemed in full and delisted on January 9, 2026.

Additionally, the OP holds a 100% indirect ownership in three finance subsidiaries, Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC, which had sixteen outstanding classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: 0.250% Notes due 2027, 0.375% Notes due 2028, 1.000% Notes due 2029, 1.875% Notes due 2029, 3.875% Notes due 2030, 0.625% Notes due 2031, 0.500% Notes due 2032, 3.250% Notes due 2032, 4.625% Notes due 2033, 1.500% Notes due 2034, 4.000% Notes due 2034, 1.000% Notes due 2035, 3.875% Notes due 2037, 1.000% Notes due 2041, 4.250% Notes due 2043 and 1.500% Notes due 2049.

The terms “the Company,” “Prologis,” “we,” “our” or “us” means the Parent and OP collectively.

Description of Capital Stock

The following description of our common stock and Series Q preferred stock (“preferred stock”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of Incorporation of Prologis and related Articles of Amendment (collectively, “Articles of Incorporation”), our Articles Supplementary, establishing and fixing the rights and preferences of the Series Q Cumulative Redeemable Preferred Stock of Prologis and related Articles Supplementary and Articles of Amendment (both “Articles Supplementary”) and Eleventh Amended and Restated Bylaws (“Bylaws”), each of which are incorporated by reference herein and as an exhibit to our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”). We encourage you to read our Articles of Incorporation, Articles Supplementary, Bylaws and the applicable provisions of the Maryland General Corporation Law (“MGCL”) and Delaware General Corporation Law (“DGCL”) for additional information.

Authorized Capital Stock

General. Our authorized capital stock consists of 2,000,000,000 shares of common stock at a par value of $0.01 per share and 100,000,000 shares of preferred stock at a par value of $0.01 per share.

Common Stock

Shares Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed under the New York Stock Exchange under the symbol “PLD.” The transfer agent and securities registrar for our common stock is Computershare Trust Company, N.A.

Unissued Common Stock. The Articles of Incorporation authorize the board of directors (the “Board”) to reclassify any unissued shares of common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

The issuance of any shares of common stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of our common stock and will subject our common stock to prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

Restrictions on Ownership. Prologis generally will prohibit ownership by a single stockholder to no more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of common stock.

Dividend Rights. The Board may declare and pay dividends on our common stock out of funds legally available for that purpose, subject to the rights of holders of preferred stock, as described below.

Voting Rights. Each outstanding share of common stock will entitle the holder to one vote for all matters submitted to stockholders for a vote at every meeting of the stockholders, including the election of directors. The holders of such shares will possess the exclusive voting power, subject to any resolution adopted by the Board with respect to any other class or series of stock establishing the designation, powers, preferences and relative, participating, optional or other special rights and powers of such series.

Holders may vote in person, authorize another person or persons to act by proxy. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, shall constitute a quorum. Once a quorum is established, the affirmative vote of a majority of votes cast shall be sufficient to approve most matters which may properly come before the meeting. Under MGCL, a Maryland corporation generally cannot dissolve, amend its Articles of Incorporation or Bylaws, merge, sell all or substantially all of its assets, engage in a share exchange or similar transaction in the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of the stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these actions may be taken if advised by our Board and approved by the vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Voting for the Election of Directors. Each director is to be elected by the vote of the majority of votes cast with respect to that director’s election; provided, if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then each director will be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Rights and Preferences. Holders of shares of common stock will not have any conversion, exchange, sinking or retirement fund, redemption or appraisal rights or any preemptive rights to subscribe for any securities of the Company or cumulative voting rights in the election of directors.

Rights Upon Liquidation. Upon liquidation, the holders of our common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock.

Preferred Stock

Shares Outstanding. The outstanding shares of our preferred stock are duly authorized, validly issued, fully paid and nonassessable. Under our Articles of Incorporation, without further stockholder action, the Board is authorized, subject to any limitations prescribed by MGCL and DGCL, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations and restrictions thereof.

Restriction on Ownership. No person or persons acting as a group at any time may directly or indirectly acquire ownership of more than 25% of the outstanding preferred stock or Prologis may redeem such shares from the holder or holders within 10 days of becoming aware of such activity.

Redemption Provisions. Prior to November 13, 2026, preferred stock will not be redeemable by Prologis, however, after this date at the option of Prologis, we may redeem the shares in whole at a redemption price of $50 per share. If full cumulative dividends on the preferred stock have not been declared and paid or declared and set apart for payment, they may not be redeemed at the option of Prologis except to enforce the ownership restrictions described above as well as to preserve its tax status.

Dividend Rights. The annual dividend rate is 8.54% per share and dividends are payable in arrears. Pursuant to the terms of our preferred stock, we are restricted from declaring or paying any dividend with respect to our common stock unless and until all cumulative dividends with respect to the preferred stock have been paid and sufficient funds have been set aside for dividends that have been declared for the relevant dividend period with respect to the preferred stock.

Voting Rights. The voting rights of preferred stock are limited. If and whenever six quarterly dividends payable on the preferred stock is in arrears, whether or not earned or declared, the number of directors then constituting the Board will be increased by two and the holders of preferred stock, together with the holders of shares of every other class, voting as a single class, regardless of class or series will be entitled to elect two additional directors to serve at annual meeting of stockholders or special meeting held in place thereof. The affirmative vote of at least 66 2/3% of the votes entitled to be case by the holders of the preferred stock is required to approve: (i) any changes to the Articles of Incorporation or Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the preferred stock; (ii) any share exchange, consolidation, or merger that materially and adversely affects the holders of the preferred stock and; (iii) the authorization, reclassification or creation of, or the increase in the authorized amount of, any security ranking senior to the preferred stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends.

Rights and Preferences. The preferred stock is not entitled to the benefits of any retirement of sinking fund and the holders have no conversion, redemption or preemption rights.

Rights Upon Liquidation. Preferred stockholders receive a liquidation preference of $50 per share.

Anti-takeover Effects of Certain Provisions of the Articles of Incorporation and Bylaws

General. Our Articles of Incorporation and Bylaws contain certain provisions, including our ability to limit the actual or constructive ownership of shares of capital stock that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or take-over attempt that a stockholder might consider in its best interest, including those attempts that might result in premium over the market price for the shares held by the stockholders.

Business Combinations and Control Share Acquisitions Statues. In Prologis’ Bylaws we have elected not to be governed by the "business combination" provision of the MGCL or the "control share acquisition" provisions of the MGCL, which could have the effect of delaying or preventing a change of control of the Company. The Bylaws provide that the Company cannot at a future date determine to be governed by either such provision without the approval of the holders of the issued and outstanding shares of common stock of the Company by the affirmative vote of a majority of all votes cast on the matter. In addition, such irrevocable resolution adopted by the Board may only be changed by the affirmative vote of a majority of all votes cast on the matter by the holders of the issued and outstanding shares of common stock of the Company.

Description of Debt Securities of Prologis, Inc. and Prologis, L.P.

The following description of our debt securities is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture, dated as of June 8, 2011 by and among the Operating Partnership, as issuer, Prologis, as guarantor, and U.S. Bank National Association, as trustee (“Base Indenture” and as supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Supplemental Indentures thereto, which are referred to herein as the “Indenture”) and Officers’ Certificates and Forms of Notes incorporated by reference herein and as exhibits to our most recent Annual Report on Form 10-K filed with the SEC.

General

The following listing summarizes our two classes of notes (“Notes”) registered under Section 12 of the Exchange Act and are denominated in euro and British pound sterling and their related documents comprising their respective terms as filed with the SEC. As noted above, the 3.000% Notes due 2026 were redeemed in full and delisted on January 9, 2026, and therefore are not described below.

2.250% Notes due 2029

On June 7, 2017, we issued debt of £500,000,000 aggregate principal amount bearing an interest rate of 2.250% per annum and maturing on June 30, 2029. The notes are listed under the New York Stock Exchange under the symbol “PLD/29.”

Related Documents Incorporated by Reference

Form of Eighth Supplemental Indenture among Prologis, Inc., Prologis, L.P., U.S. Bank National Association and Elavon Financial Services DAC, UK Branch

Form of Officers’ Certificate related to the 2.250% Notes due 2029

Form of 2.250% Notes due 2029

5.625% Notes due 2040

On May 7, 2024, we issued debt of £350,000,000 aggregate principal amount bearing an interest rate of 5.625% per annum and maturing on May 4, 2040. The notes are listed under the New York Stock Exchange under the symbol “PLD/40.”

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 5.625% Notes due 2040 Form of 5.625% Notes due 2040

The Indenture

General. All Notes are unsecured and unsubordinated obligations of Prologis underneath the Indenture, as defined above. The Notes are issuable in registered form in the form set out in the Indenture with coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof for U.S. dollar-denominated notes, €100,000 and any integral multiple of €1,000 in excess thereof for euro-denominated notes and £100,000 and any integral multiple of £1,000 in excess thereof for British pound sterling-denominated notes. None of the Notes are redeemable or convertible at the option of the holders. The Notes do not provide for any sinking fund or analogous provision and are not to be issued upon the exercise of debt warrants.

Issuance of Additional Notes. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is unlimited. The Notes may be issued in one or more series. The additional series would be established pursuant to one or more Board Resolutions or supplemental indentures.

Trustee. The U.S. Bank National Association is the trustee for all securities issued under the Indenture, including the Notes, and is referred to herein as the Trustee.

Paying Agent, Transfer Agent and Security Registrar. The U.S. dollar-denominated notes define the paying agent as any person authorized by Prologis to pay the principal of or any interest on any securities on behalf of Prologis or if no such person is authorized, the paying agent is Prologis. The U.S. dollar-denominated notes also define the transfer agent and security registrar as the Trustee. The euro-denominated notes define the European paying agent and transfer agent as Elavon Financial Services Limited, UK Branch and the European security registrar as Elavon Financial Services Limited. The British pound sterling-denominated notes define U.S. Bank National Association as the transfer agent and security registrar and Elavon Financial Services DAC, UK Branch as the paying agent.

Voting Rights. To be entitled to vote at any meeting of the holders of the Notes, a person must be a holder of one or more series of Notes or a person appointed by an instrument in writing as a proxy for a holder or holders of one or more such series. At any meeting each holder will be entitled to one vote for each $1,000 principal amount of the Notes.

Purposes for Which Meetings May Be Called. A meeting of holders may be called at any time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action. A quorum for a meeting is defined when there is a majority of persons entitled to vote in principal amount of the total Notes. In the absence of a quorum within thirty minutes of the appointed meeting, the meeting will be dissolved or adjourned for a period of 10 days or less. Any resolution presented to a meeting or an adjourned meeting for which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Notes and may become binding for all holders, whether present, not present or represented at the meeting.

The Trustee may make reasonable regulations as it may deem advisable at any meetings in regard to proof of the holding of the Notes, the appointment or proxies, the duties of inspectors of the votes, other evidence of the right to vote and other such matters concerning conduct, including the appointment of a temporary chairman.

Execution of Supplemental Indentures. The Trustee may enter into a supplemental indenture for the purpose of adding, changing or eliminating any provisions to the Base Indenture or related supplemental indentures or to modify the rights of the holders and any related guarantees provided. To do so, the Trustee receives the consent of the holders of not less than a majority in principal amount of all Notes.

Redemption Provisions. The Notes are redeemable in whole at any time at the option of Prologis at a redemption price of equal to the greater of 100% of the principal amount (“Make-Whole Amount’) or the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of the redemption on an annual basis at the applicable comparable governmental bond rate plus 20 basis points (“Redemption Price”). If the notes are redeemed on or after a certain time frame as defined in each note, the price is 100% of the principal amount.

Payment of Additional Amounts Upon Redemption. All repayments of the Notes will be made by or on behalf of the Company without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States (“U.S.”) or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, Prologis will pay to a holder who is not a U.S. person such additional amounts (the “Additional Amounts”) on the Notes as are necessary in order that the net payment by the Company or the paying agent of the principal of, and premium (“Tax Redemption Price”), if any, and interest on, the Notes to such holder, after such withholding or deduction, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay the Additional Amounts will not apply to certain items as defined in the Indenture.

Issuance in Euro and British Pound Sterling. Excluding the U.S. dollar-denominated notes, the principal, interest and related Additional Amounts on the euro-denominated and British pound sterling-denominated notes (or Make-Whole Amount, Redemption Price or Tax Redemption Price) is payable in euro or British pound sterling, as applicable in each note’s terms. If the euro or British pound sterling is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control, then all payments in respect of the notes will be made in U.S. dollars until the euro or British pound sterling is again available to Prologis. The amount payable on any date in euros or British pound sterling will be converted to U.S. dollars on the second business day, which is not weekend day or a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system is open. The rate used would be:

(1) the Market Exchange Rate for euro, which is the noon buying rate in The City of New York for cable transfers of euros as certified for customs; or the most recently available Market Exchange Rate on or before payment is due; or

(2) the rate mandated by the Board of Governors of the Federal Reserve system for British pound sterling, which is based on the most recent U.S. dollar/British pound sterling exchange rate published in The Wall Street Journal. If there is no published exchange rate, the rate is determined at Prologis’ sole discretion for British pound sterling.

Any payment in respect of the euro-denominated and British pound sterling-denominated notes made in U.S. dollars will not constitute an Event of Default, as defined below, under the Indenture. Neither the Trustee nor the paying agent is responsible for obtaining exchange rates, effecting conversions or otherwise handling redenomination’s.

Covenants. Under the Indenture, Prologis must maintain specific covenants on a quarterly basis to incur additional debt and continue to perform under the Indenture and not create an Event of Default, including:

(1) all outstanding debt of Prologis on a consolidated basis in accordance with U.S. generally accepted accounting principles must be less than 60% of the sum of total assets as of the quarter covered by the Annual Report on Form 10-K or Quarterly Report on Form 10-Q;

(2) the consolidated income available for debt service, as defined in the Indenture, to the annual debt service charge for four consecutive fiscal quarters as of the most recently ended period must be greater than 1.5, on a pro forma basis after giving effect to the application of proceeds from the incurrence or refinance of additional debt had it occurred at the beginning of such period;

(3) the total unencumbered assets may not at any time be equal to or less than 150% of the aggregate outstanding principal amount of the unsecured debt;

(4) total debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property to total assets cannot be equal to or greater than 40% of all outstanding debt; and

(5) debt will be deemed to be incurred by the Company or subsidiary whenever the Company or subsidiary will create, assume, guarantee or otherwise become liable.

Events of Default. As described in the Indenture, there are many reasons for events of default, including but not limited to default in payment of principal and any premium when a series of Notes is due and payable at maturity, default in the payment of interest or any Additional Amounts payable, default in performance or breach of any covenant or warranty of the Company in the Indenture, default of other indebtedness of the Company, the court entering into a final judgment or decree in an aggregate amount, excluding insurance, in excess of $50,000,000 and such charges remaining for 60 days and the court entering into an order or decree of bankruptcy law.

If an event of default under the Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to the Operating Partnership that payment of the debt securities is due, and to the trustee if given by the holders.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.

Description of Debt Securities of Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC

In 2018, we formed finance subsidiaries as part of our operations in Europe (Prologis Euro Finance LLC), Japan (Prologis Yen Finance LLC) and the United Kingdom (Prologis Sterling Finance LLC). These entities are 100% indirectly owned by the OP and all unsecured debt issued or to be issued by each entity is or will be fully and unconditionally guaranteed by the OP. There are no restrictions or limits on the OP’s ability to obtain funds from its subsidiaries by dividend or loan. In reliance on Rule 3-10 of Regulation S-X, the separate financial statements of Prologis Euro Finance LLC, Prologis Yen Finance LLC and Prologis Sterling Finance LLC are not provided in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q as the finance subsidiaries are entities bearing no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the securities being registered and any securities guaranteed by the OP. As the debt securities of Prologis Euro Finance LLC listed in this exhibit are unconditionally guaranteed and 100% indirectly owned by the OP we consider them other securities of the OP for purposes of this exhibit. At December 31, 2025, there were no securities issued by either Prologis Yen Finance LLC or Prologis Sterling Finance LLC that have been registered under Section 12 of the Exchange Act.

The following description of our debt securities issued by Prologis Euro Finance LLC is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Indenture, dated as of August 1, 2018 by and among Prologis Euro Finance LLC, as issuer, the OP, as guarantor, and U.S. Bank National Association, as trustee (“Finance Subsidiary Base Indenture” and as supplemented by the First and Second Supplemental Indentures thereto, which are collectively referred to herein as the “Finance Subsidiary Indenture”) and Officers’ Certificates and Forms of Notes incorporated by reference herein and as exhibits to our most recent Annual Report on Form 10-K filed with the SEC.

General

The following listing summarizes all notes issued by Prologis Euro Finance LLC (“Finance Subsidiary Notes”) registered under Section 12 of the Exchange Act and are denominated in euros and related documents comprising their respective terms as filed with the SEC:

Prologis Euro Finance LLC

0.250% Notes due 2027 (“2027 Notes”)

On September 10, 2019, we issued debt of €600,000,000 aggregate principal amount bearing an interest rate of Euribor + 0.250% per annum and maturing on September 10, 2027. The notes are listed under the New York Stock Exchange under the symbol “PLD/27”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 0.250% Notes due 2027 Form of 0.250% Notes due 2027

0.375% Notes due 2028 (“2028 Notes”)

On February 6, 2020, we issued debt of €550,000,000 aggregate principal amount bearing an interest rate of 0.375% per annum and maturing on February 6, 2028. The notes are listed under the New York Stock Exchange under the symbol “PLD/28”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 0.375% Notes due 2028 Form of 0.375% Notes due 2028

1.000% Notes due 2029 (“2029 Notes”)

On February 8, 2022, we issued debt of €500,000,000 aggregate principal amount bearing an interest rate of 1.000% per annum and maturing on February 8, 2029. The notes are listed under the New York Stock Exchange under the symbol “PLD/29C”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 1.000% Notes due 2029 Form of 1.000% Notes due 2029

1.875% Notes due 2029 (“2029 Notes”)

On August 1, 2018, we issued debt of €700,000,000 aggregate principal amount bearing an interest rate of 1.875% per annum and maturing on January 5, 2029. The notes are listed under the New York Stock Exchange under the symbol “PLD/29A”.

Related Documents Incorporated by Reference

First Supplemental Indenture, dated as of August 1, 2018, among Prologis Euro Finance LLC, Prologis, L.P., U.S. Bank National Association and Elavon Financial Services DAC, UK Branch

Form of Officers’ Certificate related to the 1.875% Notes due 2029

Form of 1.875% Notes due 2029

3.875% Notes due 2030 (“2030 Notes”)

On January 31, 2023, we issued debt of €600,000,000 aggregate principal amount bearing an interest rate of 3.875% per annum and maturing on January 31, 2030. The notes are listed under the New York Stock Exchange under the symbol “PLD/30A”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 3.875% due 2030 Form of 3.875% Notes due 2030

0.625% Notes due 2031 (“2031 Notes”)

On September 10, 2019, we issued debt of €700,000,000 aggregate principal amount bearing an interest rate of 0.625% per annum and maturing on September 10, 2031. The notes are listed under the New York Stock Exchange under the symbol “PLD/31”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 0.625% Notes due 2031 Form of 0.625% Notes due 2031

0.500% Notes due 2032 (“2032 Notes”)

On February 16, 2021, we issued debt of €850,000,000 aggregate principal amount bearing an interest rate of 0.500% per annum and maturing on February 16, 2032. The notes are listed under the New York Stock Exchange under the symbol “PLD/32”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 0.500% Notes due 2032 Form of 0.500% Notes due 2032

3.250% Notes due 2032 ("2032 Notes")

On September 22, 2025, we issued debt of €500,000,000 aggregate principal amount bearing an interest rate of 3.250% per annum and maturing on September 22, 2032. The notes are listed under the New York Stock Exchange under the symbol “PLD/32A.”

Related Documents Incorporated by Reference Form of Officers' Certificate related to the 3.250% Notes due 2032 Form of 3.250% Notes due 2032

4.625% Notes due 2033 (“2033 Notes”)

On May 23, 2023, we issued debt of €750,000,000 aggregate principal amount bearing an interest rate of 4.625% per annum and maturing on May 30, 2033. The notes are listed under the New York Stock Exchange under the symbol “PLD/33A”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 4.625% Notes due 2033 Form of 4.625% Notes due 2033

1.500% Notes due 2034 (“2034 Notes”)

On February 8, 2022, we issued debt of €750,000,000 aggregate principal amount bearing an interest rate of 1.500% per annum and maturing on February 8, 2034. The notes are listed under the New York Stock Exchange under the symbol “PLD/34”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 1.500% Notes due 2034 Form of 1.500% Notes due 2034

4.000% Notes due 2034 (“2034 Notes”)

On May 7, 2024, we issued debt of €550,000,000 aggregate principal amount bearing an interest rate of 4.000% per annum and maturing on May 5, 2034. The notes are listed under the New York Stock Exchange under the symbol “PLD/34C”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 4.000% Notes due 2034
Form of 4.000% Notes due 2034

1.000% Notes due 2035 (“2035 Notes”)

On February 6, 2020, we issued debt of €650,000,000 aggregate principal amount bearing an interest rate of 1.000% per annum and maturing on February 6, 2035. The notes are listed under the New York Stock Exchange under the symbol “PLD/35”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 1.000% Notes due 2035 Form of 1.000% Notes due 2035

3.875% Notes due 2037 ("2037 Notes")

On September 22, 2025, we issued debt of €500,000,000 aggregate principal amount bearing an interest rate of 3.875% per annum and maturing on September 22, 2037. The notes are listed under the New York Stock Exchange under the symbol “PLD/37.”

Related Documents Incorporated by Reference Form of Officers' Certificate related to the 3.875% Notes due 2037 Form of 3.875% Notes due 2037

1.000% Notes due 2041 (“2041 Notes”)

On February 16, 2021, we issued debt of €500,000,000 aggregate principal amount bearing an interest rate of 1.000% per annum and maturing on February 16, 2041. The notes are listed under the New York Stock Exchange under the symbol “PLD/41”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 1.000% Notes due 2041 Form of 1.000% Notes due 2041

4.250% Notes due 2043 (“2043 Notes”)

On January 31, 2023 we issued debt of €650,000,000 aggregate principal amount bearing an interest rate of 4.250% per annum and maturing on January 31, 2043. The notes are listed under the New York Stock Exchange under the symbol “PLD/43”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 4.250% Notes due 2043 Form of 4.250% Notes due 2043

1.500% Notes due 2049 (“2049 Notes”)

On September 10, 2019, we issued debt of €500,000,000 aggregate principal amount bearing an interest rate of 1.500% per annum and maturing on September 10, 2049. The notes are listed under the New York Stock Exchange under the symbol “PLD/49”.

Related Documents Incorporated by Reference
Form of Officers’ Certificate related to the 1.500% Notes due 2049 Form of 1.500% Notes due 2049

The Finance Subsidiary Indenture

General. All Finance Subsidiary Notes are unsecured and unsubordinated obligations of Prologis Euro Finance LLC. They are fully and unconditionally guaranteed by the OP pursuant to the Finance Subsidiary Indenture, as defined above. The Finance Subsidiary Notes are issuable in registered form in the form set out in the Finance Subsidiary Indenture with coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. None of the Finance Subsidiary Notes are redeemable or convertible at the option of the holders. The Finance Subsidiary Notes do not provide for any sinking fund or analogous provision and are not to be issued upon the exercise of debt warrants.

Issuance of Additional Notes. The aggregate principal amount of the Finance Subsidiary Notes which may be authenticated and delivered under the Finance Subsidiary Indenture is unlimited. The Finance Subsidiary Notes may be issued in one or more series. The additional series would be established pursuant to one or more Board Resolutions or supplemental indentures.

Trustee. The U.S. Bank National Association is the trustee for all securities issued under the Finance Subsidiary Indenture, including the Finance Subsidiary Notes, and is referred to herein as the Trustee.

Paying Agent, Transfer Agent and Security Registrar. The euro-denominated notes define the paying agent as Elavon Financial Services DAC, UK Branch and the transfer agent and security registrar as U.S. Bank National Association.

Voting Rights. To be entitled to vote at any meeting of the holders of the Finance Subsidiary Notes, a person must be a holder of one or more series of Finance Subsidiary Notes or a person appointed by a holder in writing as a proxy for a holder or holders of one or more such series. At any meeting each holder will be entitled to one vote for each $1,000 principal amount of the Finance Subsidiary Notes.

Purposes for Which Meetings May Be Called. A meeting of holders may be called at any time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action. A quorum for a meeting is defined when there is a majority of persons entitled to vote in principal amount of the total Finance Subsidiary Notes. In the absence of a quorum within thirty minutes of the appointed meeting, the meeting will be dissolved or adjourned for a period of 10 days or less. Any resolution presented to a meeting or an adjourned meeting for which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Finance Subsidiary Notes and may become binding for all holders, whether present, not present or represented at the meeting.

The Trustee may make reasonable regulations as it may deem advisable at any meetings in regard to proof of the holding of the Finance Subsidiary Notes, the appointment or proxies, the duties of inspectors of the votes, other evidence of the right to vote and other such matters concerning conduct, including the appointment of a temporary chairman.

Execution of Supplemental Indentures. The Trustee may enter into a supplemental indenture for the purpose of adding, changing or eliminating any provisions to the Finance Subsidiary Indenture or related supplemental indentures or to modify the rights of the holders and any related guarantees provided. To do so, the Trustee receives the consent of the holders of not less than a majority in principal amount of all Finance Subsidiary Notes affected by the proposed change.

Redemption Provisions. The euro-denominated notes are redeemable in whole at any time at the option of the OP at a redemption price of equal to the greater of 100% of the principal amount (“Make-Whole Amount’) or the sum of the present values of the remaining scheduled payments of principal and interest on the euro-denominated notes to be redeemed discounted to the date of the redemption on an annual basis at the applicable comparable governmental bond rate plus 20 basis points, in the case of the 2027 notes, 15 basis points, in the case of the 2028 notes, 25 basis points, in the case of January 2029 notes, 20 basis points, in the case of the February 2029 notes, 30 basis points, in the case of 2030 notes, 20 basis points, in the case of the 2031 notes, 20 basis points, in the case of the February 2032 notes, 15 basis points, in the case of the September 2032 notes, 35 basis points, in the case of 2033 notes, 25 basis points, in the case of both of the 2034 notes, 20 basis points, in the case of the 2035 notes, 20 basis points, in the case of the 2037 notes, 20 basis points, in the case of 2041 notes, 35 basis points, in the case of the 2043 notes, and 30 basis points, in the case of the 2049 notes (“Redemption Price”). If the euro-denominated notes are redeemed on or after a certain time frame as defined in each note, the price is 100% of the principal amount.

Payment of Additional Amounts Upon Redemption. All repayments of the Finance Subsidiary Notes will be made by or on behalf of the finance subsidiaries without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the U.S. or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the finance subsidiaries will pay to a holder who is not a U.S. person such additional amounts (the “Additional Amounts”) on the Finance Subsidiary Notes as are necessary in order that the net payment by the finance subsidiary or the paying agent of the principal of, and premium (“Tax Redemption Price”), if any, and interest on, the Finance Subsidiary Notes to such holder, after such withholding or deduction, will not be less than the amount provided in the Finance Subsidiary Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to certain items as defined in the Finance Subsidiary Indenture.

Issuance in Euro and Yen. The principal, interest and related Additional Amounts on the Finance Subsidiary Notes (or Make-Whole Amount, Redemption Price or Tax Redemption Price) is payable in euro. If the euro is unavailable due to the imposition of exchange controls or other circumstances beyond the control of Prologis Euro Finance LLC, then all payments in respect of the Finance Subsidiary Notes will be made in U.S. Dollars until the euro is again available to Prologis Euro Finance LLC. The amount payable on any date in euros will be converted to U.S. Dollars on the second business day, which is not weekend day or a day on which banking institutions in the cities of New York, London are authorized or obligated by law or executive order to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system is open. The rate used would be:

(1)
the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date; or

(2)
the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date if the Board of Governors of the Federal Reserve System has not announced a rate of conversion; or

(3)
the rate determined at the sole discretion of Prologis Euro Finance LLC on the basis of the most recently available market exchange rate for euro, in the event The Wall Street Journal has not published such exchange rate.

Any payment in respect of the Finance Subsidiary Notes made in U.S. dollars will not constitute an Event of Default, as defined below, under the Finance Subsidiary Indenture. Neither the Trustee nor the paying agent is responsible for obtaining exchange rates, effecting conversions or otherwise handling redenomination’s.

Covenants. Under the Finance Subsidiary Indenture, the OP must maintain specific covenants to incur additional debt and continue to perform under the Finance Subsidiaries Indenture and not create an Event of Default, including:

(1) all outstanding debt of the OP on a consolidated basis in accordance with U.S. generally accepted accounting principles must be less than 60% of the sum of total assets as of the quarter covered by the Annual Report on Form 10-K or Quarterly Report on Form 10-Q;

(2) the consolidated income available for debt service, as defined in the Finance Subsidiary Indenture, to the annual debt service charge for four consecutive fiscal quarters as of the most recently ended period must be greater than 1.5, on a pro forma basis after giving effect to the application of proceeds from the incurrence or refinance of additional debt had it occurred at the beginning of such period;

(3) the total unencumbered assets may not at any time be equal to or less than 150% of the aggregate outstanding principal amount of the unsecured debt of the OP;

(4) total debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property to total assets cannot be equal to or greater than 40% of all outstanding debt of the OP; and

(5) debt will be deemed to be incurred by the OP or subsidiary whenever the OP or subsidiary will create, assume, guarantee or otherwise become liable.

Events of Default. As described in the Finance Subsidiary Indenture, there are many reasons for events of default, including but not limited to default in payment of principal and any premium when a series of Finance Subsidiary Notes is due and payable at maturity, default in the payment of interest or any Additional Amounts payable, default in performance of any covenant of the Company in the Finance Subsidiary Indenture, default of other indebtedness of the Company, the court entering into a final judgment or decree in an aggregate amount, excluding insurance, in excess of $50,000,000 and such charges remaining for 60 days and the court entering into an order or decree of bankruptcy law.

If an event of default under the Finance Subsidiary Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of the debt securities of such series shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and the make-whole amount on the debt securities of such series to be due and payable immediately by written notice to the Operating Partnership that payment of the debt securities is due, and to the trustee if given by the holders.

Subject to provisions in the Finance Subsidiary Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Finance Subsidiary Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Finance Subsidiary Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the Finance Subsidiary Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.